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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS that the undersigned do hereby constitute and appoint THOMAS F. ROKISKY (whose address is Berkeley Springs, West Virginia 25411) and J. PHILIP KESECKER (whose address is Berkeley Springs, West Virginia 25411) and each of them severally, the true and lawful agents and attorneys-in-fact (the "Agents" and, severally, an "Agent") of the undersigned with full power to act, upon the terms and conditions herein set forth, for and in the name, place and stead of the undersigned in any way which the undersigned could do, if the undersigned were personally present, to execute in their name, place and stead (in any such capacity), all applications, certificates, letters, registration statements, amendments to registration statements or other documents addressed to or filed with the Securities and Exchange Commission which may be required in connection with the registration under the Securities Act of 1933, as amended, of the common stock of CNB Financial Services, Inc., which may be issued to shareholders of Citizens National Bank of Berkeley Springs, a national banking association, under the Agreement and Plan of Merger dated as of April 5, 2000, by and between CNB Financial Services, Inc. and Citizens National Bank of Berkeley Springs, and to file the same with the Securities and Exchange Commission and other appropriate agencies or departments, each of said attorneys and agents to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of the undersigned directors every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as the undersigned may or could do in person.

                  Dated this 5th day of April, 2000.

                  WITNESS the following signatures and seals:


/s/ J. Robert Ayers                                    /s/ Raymond H. Lawyer
-------------------------                              -------------------------
J. Robert Ayers                                        Raymond H. Lawyer

/s/ John E. Barker                                     /s/ Jerald McGraw
-------------------------                              -------------------------
John E. Barker                                         Jerald McGraw

/s/ Jay E. Dick                                        /s/ Martha H. Quarantillo
-------------------------                              -------------------------
Jay E. Dick                                            Martha H. Quarantillo

/s/ Herbert L. Eppinger                                /s/ T. F. Rokisky
-------------------------                              -------------------------
Herbert L. Eppinger                                    Thomas F. Rokisky

/s/ Robert L. Hawvermale                               /s/ Charles S. Trump
-------------------------                              -------------------------
Robert L. Hawvermale                                   Charles S. Trump, IV

/s/ J. Philip Kesecker                                 /s/ Arlie R. Yost
-------------------------                              -------------------------
J. Philip Kesecker                                     Arlie R. Yost